Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
SECOND QUARTER
2006
OTHER (INCOME)/EXPENSE, NET (millions of dollars)

	2Q `06	2Q `05	YTD 2006	YTD 2005

INTEREST INCOME	$(187.9)	$(98.7)	$(369.6)	$(192.5)
INTEREST EXPENSE	91.9	93.1	190.1	177.6
EXCHANGE (GAINS)/LOSSES	7.4	(8.4)	7.0	(9.1)
MINORITY INTERESTS	30.0	30.3	59.9	60.7
Other, net	(11.5)	(2.3)	(58.1)	3.9

TOTAL	$(70.1)	$14.0	$(170.7)	$40.6

JOINT VENTURE SALES DETAIL (millions of dollars)
All sales reported here are end-market JV sales, presented on a “NET” basis.

Merial	2Q `06	2Q `05	YTD 2006	YTD 2005

IVOMEC, HEARTGARD, other avermectins	$121.0	$109.6	$250.5	$226.3
FRONTLINE	254.0	212.4	515.5	414.3
Biologicals	152.6	130.6	292.1	251.1
Other Animal Health	58.8	59.7	114.0	115.3

TOTAL MERIAL SALES	$586.4	$512.3	$1,172.1	$1,007.0

Sanofi Pasteur-MSD	2Q `06	2Q `05	YTD 2006	YTD 2005

HEPATITIS VACCINES	$17.4	$23.0	$36.5	$44.9
VIRAL VACCINES	23.0	21.8	44.7	38.6
Other Vaccines	136.7	151.3	268.6	282.4

TOTAL SANOFI-MSD SALES	$177.1	$196.1	$349.8	$365.9

Merck / Schering-Plough Collaboration	2Q `06	2Q `05	YTD 2006	YTD 2005

VYTORIN (Worldwide)	$497.4	$192.6	$875.8	$372.0
ZETIA (Worldwide)	476.0	314.3	890.8	646.0

TOTAL	$973.4	$506.9	$1,766.6	$1,018.0

Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
SECOND QUARTER
2006
NET PRODUCT SALES DETAIL (millions of dollars)

	2Q `06 vs. 2Q `05
	TOTAL	TOTAL	U.S.	U.S.	Foreign	Foreign
PRODUCT	% CHG	$	% CHG	$	% CHG	$
COZAAR / HYZAAR	—	784	4%	271	-2%	513
FOSAMAX	-4%	821	8%	516	-19%	305
SINGULAIR	30%	950	39%	679	12%	270
ZOCOR	-14%	990	-9%	742	-27%	247
Other Reported Products:
AGGRASTAT	—	23	N/A	—	—	23
ARCOXIA	32%	66	N/A	—	32%	66
CANCIDAS	-12%	124	-37%	47	18%	77
COSOPT / TRUSOPT	14%	175	30%	77	4%	98
CRIXIVAN / STOCRIN	-16%	74	-52%	5	-12%	69
EMEND	63%	32	49%	25	*	7
INVANZ	52%	34	48%	21	60%	13
MAXALT	15%	97	21%	64	7%	33
PRIMAXIN	-5%	172	-4%	49	-6%	123
PROPECIA	23%	85	19%	37	27%	47
PROSCAR	-3%	183	-5%	89	-1%	94
TIMOPTIC / TIMOPTIC XE	-10%	33	-19%	2	-9%	31
VASOTEC / VASERETIC	-14%	140	N/A	—	-14%	140
HEPATITIS VACCINES	28%	59	45%	49	-16%	11
VIRAL VACCINES (1)	55%	223	56%	204	45%	19
OTHER VACCINES	17%	67	44%	53	-32%	14

*	100% or over

N/A	— Not Applicable

(1)	Includes new vaccine sales: Gardasil $10m, RotaTeq $31m, ProQuad $41m, and Zostavax $1m.
TOTAL SALES: VOLUME, PRICE, EXCHANGE

	2Q '06	% CHG.	VOL	PX	FX

TOTAL PHARMACEUTICAL SALES	$5,772	6%	4	2	-1

U.S. ($ MM)	3,536	17%	10	6	N/A
Foreign ($ MM)	2,236	-8%	-3	-3	-2

Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
JUNE YEAR-TO-DATE
2006
NET PRODUCT SALES DETAIL (millions of dollars)

	June YTD '06 vs. June YTD '05
	TOTAL	TOTAL	U.S.	U.S.	Foreign	Foreign
PRODUCT	% CHG	$	% CHG	$	% CHG	$

COZAAR / HYZAAR	-1%	1,485	1%	502	-3%	983
FOSAMAX	-3%	1,574	10%	973	-19%	602
SINGULAIR	20%	1,751	28%	1,256	3%	495
ZOCOR	-9%	2,053	1%	1,575	-32%	478
Other Reported Products:
AGGRASTAT	-1%	45	N/A	—	-1%	45
ARCOXIA	18%	126	N/A	—	18%	126
CANCIDAS	—	270	-12%	125	13%	145
COSOPT / TRUSOPT	11%	327	23%	134	5%	193
CRIXIVAN / STOCRIN	-7%	156	-40%	12	-3%	144
EMEND	47%	54	30%	41	*	13
INVANZ	49%	62	39%	37	66%	25
MAXALT	17%	190	21%	122	12%	68
PRIMAXIN	-7%	342	-5%	99	-7%	243
PROPECIA	15%	160	13%	72	17%	88
PROSCAR	2%	371	7%	185	-2%	186
TIMOPTIC / TIMOPTIC XE	-8%	63	-18%	4	-7%	59
VASOTEC / VASERETIC	-14%	276	N/A	—	-14%	276
HEPATITIS VACCINES	38%	113	55%	90	-4%	23
VIRAL VACCINES (1)	39%	385	38%	340	40%	45
OTHER VACCINES	10%	123	24%	94	-19%	29

*	100% or over

N/A	— Not Applicable

(1)	Includes new vaccine sales: Gardasil $10m, RotaTeq $33m, ProQuad $63m and Zostavax $1m.
TOTAL SALES: VOLUME, PRICE, EXCHANGE

	YTD '06	% CHG.	VOL	PX	FX

TOTAL PHARMACEUTICAL SALES	$11,182	3%	3	2	-2

U.S. ($ MM)	6,783	12%	6	6	N/A
Foreign ($ MM)	4,399	-8%	-2	-2	-3